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                                                                    EXHIBIT 99.1


                                    FORM OF

                             EQUISTAR CHEMICALS, LP
                          EQUISTAR FUNDING CORPORATION

                               LETTER TO CLIENTS
                                      for
                           Tender of All Outstanding

                       _________   Notes Due __________
                           in exchange for registered
                       __________   Notes Due _________

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The exchange offer will expire at 5:00 p.m., New York City time, on __________
___, 1999, unless extended (the "Expiration Date"). Outstanding notes tendered in the exchange offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.
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To Our Clients:

     We are enclosing with this letter a prospectus dated ______________ _________, 1999 of Equistar Chemicals, LP and Equistar Funding Corporation (the "Issuers") and the related letter of transmittal. These two documents together constitute the Issuers' offer to exchange their_________ Notes due_______ (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding _________ Notes due _________ (the "Outstanding Notes"). The exchange of Outstanding Notes for New Notes and related documentation are referred to herein as the "Exchange Offer."

      This letter to clients and related documents pertain only to the Issuers'
offer to exchange their ________ Notes due _______.   The Issuers have made a
separate, independent offer to exchange their ______ Notes due ______ for a like principal amount of their issued and outstanding _______ Notes due _______. Those clients also holding the Issuers' _____ Notes due _____ and wishing to participate in the separate, independent exchange offer relating to such notes, will need to complete and return the applicable documentation relating to such notes.

     The Exchange Offer for the Outstanding Notes is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange or upon the consummation of any other Exchange Offer contemplated by the Issuers' prospectus enclosed herewith.

     We are the holder of record of Outstanding Notes held by us for your own account. A tender of your Outstanding Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

     Under the letter of transmittal, each holder of Outstanding Notes will represent to the Issuers that

     1. any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes,
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     2. that person does not have an arrangement or understanding with any person or entity to participate in the distribution of the Outstanding Notes or the New Notes within the meaning of the Securities Act, and

     3. that person is not an "affiliate," as defined in Rule 405 under the Securities Act, of either of the Issuers or, if it is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

     In addition, each holder of Outstanding Notes will represent to the Issuers that

     1. if that person is not a broker-dealer, it is not engaged in, and does not intend to engage in, distribution of New Notes, and

     2. if that person is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                              Very truly yours,


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     Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf before the Expiration Date.


                                 INSTRUCTION TO
                            DTC TRANSFER PARTICIPANT

To Participant of The Depository Trust Company:

     The undersigned hereby acknowledges receipt and review of the prospectus dated ______ ___, 1999 of Equistar Chemicals, LP and Equistar Funding Corporation (the "Issuers") and the related letter of transmittal. These two documents together constitute the Issuers' offer to exchange their________ Notes due ________ (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding_____ Notes due______ (the "Outstanding Notes"). The exchange of Outstanding Notes for New Notes is referred to herein as an "Exchange Offer."

     This letter to clients pertains only to the Issuers' offer to exchange
their ________ Notes due _______.   The Issuers have made a separate,
independent offer to exchange their ______ Notes due ______ for a like principal amount of their issued and outstanding _______ Notes due _______. DTC participants also holding the Issuers' _____ Notes due _____ wishing to participate in the separate, independent exchange offer relating to those notes, will need to complete and return the instructions relating to such notes.

     This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Outstanding Notes held by you for the account of the undersigned.

     The aggregate principal amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

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                Title of Series                     Principal Amount
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_____Notes due_____
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     With respect to the Exchange Offer, the undersigned hereby instructs you
(check appropriate box):

[_] To TENDER all Outstanding Notes held by you for the account of the undersigned.

[_] To TENDER the following amount of Outstanding Notes held by you for the account of the undersigned:


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                Title of Series                     Principal Amount
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_____Notes due_____
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[_]  NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

     If no box is checked, a signed and returned Instruction to DTC Transfer Participant will be deemed to instruct you to tender all Outstanding Notes held by you for the account of the undersigned.



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     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that

     1. any New Notes received are being acquired in the ordinary course of business of the undersigned;

     2. the undersigned does not have an arrangement or understanding with any person or entity to participate in the distribution of the Outstanding Notes or the New Notes within the meaning of the Securities Act;

     3. the undersigned is not an "affiliate," as defined in Rule 405 of the Securities Act, of either of the Issuers or, if it is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

     4. if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes, and

     5. if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial owner(s): ___________________________________________________

Signature(s):___________________________________________________________________

Name(s) (please print):_________________________________________________________

Address:________________________________________________________________________

Telephone Number:_______________________________________________________________

Taxpayer Identification or Social Security Number:______________________________

Date:___________________________________________________________________________


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